EXHIBIT 10.2

April 16, 2024

Dear Zack:

Lendway, Inc. (f/k/a Insignia Systems, Inc.) (the “Company”) continues to appreciate your ongoing service to the Company.

The purpose of this letter is to amend the employment agreement entered into by and between you and the Company dated September 10, 2021 (the “Employment Agreement”) and the retention letter agreement entered into by and between you and the Company dated January 10, 2023, as amended by the letter agreement entered into by and between you dated August 4, 2023 (the “Retention Agreement”) and to provide additional incentive for you to remain employed with the Company.

In appreciation of your past contributions, and as an inducement for you to continue your employment with the Company through at least April 30, 2024, the Company is agreeing that, notwithstanding any language in the Employment Agreement or the Retention Agreement, you have the opportunity to provide notice of the existence of a Good Reason condition that has resulted or results primarily from the sale of the Company’s in-store marketing business until April 30, 2024.

This letter agreement does not modify the at-will employment relationship between you and the Company. The Company and you each retain the right to terminate your employment with the Company, with or without notice, at any time and for any or no reason.

All matters relating to the interpretation and enforcement of this letter agreement will be governed by the laws of the State of Minnesota. This letter agreement may not be assigned by you. This letter agreement may not be modified or amended except in a written amendment signed by you and an authorized representative of the Company. The Company may assign this letter agreement to any successor, parent or affiliate of the Company without further consent by you.

Thank you again for your past and continued service to Lendway!

On behalf of the Board of Directors,

/s/ Mark R. Jundt

Mark R. Jundt

Chairman

Acknowledgment and Acceptance:

By signing below, I accept and agree to the terms and conditions of this letter agreement as set forth above.

/s/ Zackery A. Weber	Date: 4-16-2024
Zackery A. Weber